EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Cardio Diagnostics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	457(c) and 457(h)	3,265,516(2)	$4.4585(3)	$14,559,304	$0.00011020	$1,604.44
Total Offering Amount								$1,604.44
Total Fees Previously Paid								$0
Total Fee Offsets								$0
Net Fee Due								$1,604.44
(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Cardio Diagnostics Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”) issuable under the 2022 Plan.

(2)	Represents shares of Common Stock that may be issued under the 2022 Plan. In general, to the extent that any awards under the 2022 Plan are forfeited, cancelled or expire for any reason without issuance of the full number of shares, such shares will again become available for issuance under 2022 Plan. Shares subject to an award under the 2022 Plan are not re-available for issuance or delivery under the 2022 Plan if such shares are (a) shares tendered in payment of an option, (b) shares delivered or withheld by Cardio Diagnostics Holdings, Inc. to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled stock appreciation right or other plan awards that were not issued upon the settlement of the award.

(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $4.4585 per share represents the average high and low sales prices of the Common Stock as quoted on the Nasdaq Capital Market on March 17, 2023, which date is within five trading days of the filing of the Registration Statement on Form S-8.

Table 2: Fee Offset Claims and Sources

Not applicable